Exhibit 23.2

Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sun Energy Solar, Inc.

Sarasota, Florida

We hereby consent to the use in the prospectus constituting part of the Registration Statement on Form SB-2 of our report dated October 10, 2006 on the financial statements of Sun Energy Solar, Inc. for the period from inception (November 9, 2005) to July 31, 2006, our report dated December 7, 2006 for the three months ended October 31, 2006 and our report dated March 28, 2007 for the three months ended January 31, 2007 which appear in such prospectus.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

Certified Public Accountants
Sarasota, Florida May 29, 2007

1605 Main Street, Suite 1010         Sarasota, Florida 34236         Telephone: 941-366-4450         Fax # 941-954-7506